UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2026

CROSS COUNTRY HEALTHCARE INC

(Exact name of registrant as specified in its charter)

DE	000-33169	13-4066229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 CONGRESS AVENUE, SUITE 160
BOCA RATON, Florida 0
(Address of principal executive offices, including zip code)

(561) 237-4152
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2026, the Board of Directors of Cross Country Healthcare, Inc. (the “Company”) approved the appointment of Amiee Hawkins as Chief Operating Officer of the Company, effective as of March 28, 2026 (the “Appointment”). Prior to the Appointment, Ms. Hawkins was serving as the Company’s Chief Solutions and Operations Officer.

Ms. Hawkins, 46, joined the Company in 2014 as its Vice President (“VP”) of Centralized Services and served in such capacity until 2019 when she was named VP of Shared Services Operations and VP of Nurse and Allied Operations. She served as the Company’s Division Senior VP of Nurse and Allied Operations from 2020 to 2022, Senior VP of Enterprise Operations from 2022 to 2024, and Chief Solutions Officer from 2024 to 2025.

Ms. Hawkins and the Company did not enter into or amend any agreement or arrangement in connection with the Appointment; nor were there any changes to Ms. Hawkins’ compensation. There is no arrangement or understanding between Ms. Hawkins and any other person pursuant to which Ms. Hawkins was appointed principal operating officer, nor does she have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Hawkins has no family relationships with any of the Company’s directors or executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: March 30, 2026	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer